Exhibit (e)(2) Amendment to Distribution Agreement between the Registrant and FBR Investment Services, Inc.

Exhibit (e)(2)

AMENDMENT TO

DISTRIBUTION AGREEMENT

between

THE FBR FUNDS

and

FBR INVESTMENT SERVICES, INC.

Effective February 28, 2007, the following amendment is hereby made to the Distribution Agreement dated February 27, 2004 by and between The FBR Funds (the "Trust") and FBR Investment Services, Inc. (the "Distributor").

2.          Appendix A of the Agreement shall be amended to include the FBR Pegasus Mid Cap Fund and FBR Pegasus Small Cap Fund.

APPENDIX A

FBR Large Cap Financial Fund*
FBR Small Cap Financial Fund*
FBR Small Cap Fund*
FBR Large Cap Technology Fund*
FBR Small Cap Technology Fund*
FBR Pegasus Fund*
FBR Pegasus Mid Cap Fund*
FBR Pegasus Small Cap Fund*
FBR Gas Utility Index Fund
FBR Fund for Government Investors

_____________
* Designates Funds for which a 12b-1 Plan has been adopted (each a "12b-1 Fund")

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 20th day of February, 2007.

Witness:	The FBR Funds
/s/ Winsor H. Aylesworth	/s/ David H. Ellison
By: David H. Ellison, President

Witness:	FBR Investment Services, Inc.
/s/ Kristin E. Swiderski	/s/ Sothara Chin
By: Sothara Chin, President